UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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Cedar Fair, L.P.

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On December 30, 2010, Cedar Fair sent to Institutional Shareholder Services the following:

THE CEDAR FAIR, L.P.

RESPONSIBILITIES OF LEAD DIRECTOR

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The Lead Director is responsible for coordinating the activities of the independent directors. In addition to the duties of all Board members as set forth under applicable law and the Company’s Corporate Governance Guidelines, the specific responsibilities of the Lead Director are as follows:

➢	advise the Chairman and Chief Executive Officer as to an appropriate schedule of Board meetings, seeking to ensure that the independent directors can perform their duties responsibly while not interfering with the flow of Company operations;

➢	provide the Chairman and Chief Executive Officer with input as to the preparation of the agendas for the Board and Committee meetings;

➢	advise the Chairman and Chief Executive Officer as to the quality, quantity and timeliness of the flow of information from Company management that is necessary for the independent directors to effectively and responsibly perform their duties; although Company management is responsible for the preparation of materials for the Board, the Lead Director may specifically request the inclusion of certain material;

➢	interview, along with the chair of the Governance Committee, all Board candidates, and make recommendations to the Governance Committee and the Board;

➢	assist the Board and Company officers in assuring compliance with and implementation of the Company’s Corporate Governance Guidelines;

➢	recommend revisions to the Corporate Governance Guidelines, as appropriate;

➢	coordinate, develop the agenda for and moderate executive sessions of the Board’s independent directors; act as principal liaison between the independent directors and the Chairman and Chief Executive Officer on sensitive issues;

➢	evaluate, along with the members of the Compensation Committee, the Chief Executive Officer’s performance; meet with the Chief Executive Officer to discuss the Board’s evaluation;

➢	discuss with the Chairman and Chief Executive Officer and the Governance Committee the membership of the various Board Committees, as well as selection of the Committee chairs;

➢	respond to the concerns of any directors, whether or not these concerns are discussed with the full Board;

➢	assist the Governance Committee in its role in connection with the annual self-evaluation process of the Board and its committees;

➢	act as a resource for, and counsel to, the Chairman and Chief Executive Officer; and

➢	perform other responsibilities as delegated by the Board.